EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2007

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2007. These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates. We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable. Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;
(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)   revenues, expenses and minority interest related to our investment in Larclay JV.

Our estimated capital expenditures for 2007 include projected completion costs on seven wells in North Louisiana that are classified as exploratory wells under SEC guidelines but are expected to require the expenditure of completion costs. We have also included estimated production aggregating approximately 600 Mmcfe from these wells in our estimates of oil and gas production for 2007.

As discussed in “Capital Expenditures”, a significant portion of our 2007 planned exploration and development expenditures relate to exploratory prospects. Exploratory prospects involve a higher degree of risk than development prospects. To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects. Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2007. When a single value is provided, such value represents the mid-point of the approximate range of estimates. Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor. See “Supplemental Information.”

	Year Ending December 31, 2007
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	48,078	51,000 to 55,000	50,500 to 54,500	48,500 to 52,500
Oil (Bbls)	6,033	6,250 to 6,450	6,000 to 6,200	5,800 to 6,000
Natural gas liquids (Bbls)	511	425 to 475	400 to 450	400 to 450
Total gas equivalents (Mcfe)	87,342	91,050 to 96,550	88,900 to 94,400	85,700 to 91,200

Differentials:
Gas (Mcf)	$ (0.05)	$(0.40) to $(0.70)	$(0.40) to $(0.70)	$(0.40) to $(0.70)
Oil (Bbls)	$ (3.06)	$(2.80) to $(3.40)	$(2.80) to $(3.40)	$(2.80) to $(3.40)
Natural gas liquids (Bbls)	$ (24.97)	$(22.00) to $(28.00)	$(22.00) to $(28.00)	$(22.00) to $(28.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including
production taxes)	$ 2.20	$2.00 to $2.20	$2.00 to $2.20	$2.05 to $2.25
DD&A - Oil and gas properties	$ 1.72	$1.75 to $2.05	$1.75 to $2.05	$1.75 to $2.05

Other Revenues (Expenses):
Natural gas services:
Revenues	$ 2,654	$1,900 to $2,100	$1,900 to $2,100	$1,900 to $2,100
Operating costs	$ (2,413)	$(2,300) to $(2,500)	$(2,300) to $(2,500)	$(2,300) to $(2,500)
Exploration costs:
Abandonments and impairments	$ (11,105)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$ (890)	$(500) to $(2,500)	$(500) to $(2,500)	$(500) to $(2,500)
DD&A - Other (a)	$ (300)	$(1,100) to $(1,300)	$(1,100) to $(1,300)	$(1,100) to $(1,300)
General and administrative	$ (3,903)	$(4,400) to $(4,600)	$(3,100) to $(3,300)	$(4,200) to $(4,400)
Interest expense (a)	$ (6,795)	$(7,050) to $(7,250)	$(7,550) to $(7,750)	$(7,550) to $(7,750)
Other income (expense)	$ (8,488)	$250 to $350	$250 to $350	$250 to $350

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	35%	35%	35%	35%

Weighted Average Shares Outstanding
in thousands):
Basic	11,290	11,350 to 11,400	11,350 to 11,400	11,350 to 11,400
Diluted	11,290	12,000 to 12,200	12,000 to 12,200	12,000 to 12,200

(a) Excludes amounts derived from Larclay JV.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2007.

	Total
	Planned
	Expenditures
	Year Ending	Percentage
	December 31, 2007	of Total
	(In thousands)
South Louisiana	$58,600	32%
North Louisiana	58,300	31%
East Texas (Bossier)	34,100	18%
Permian Basin	24,500	13%
Austin Chalk (Trend)	6,000	3%
Utah	3,000	2%
Other	1,700	1%
	$186,200	100%

Approximately 78% of the planned expenditures shown in the preceding table relate to exploratory prospects. Exploratory prospects involve a higher degree of risk than developmental prospects. To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects. Actual expenditures during 2007 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year. We do not attempt to forecast our success rate on exploratory drilling. Accordingly, these current estimates do not include all costs we may incur to complete our successful exploratory wells and construct the required production facilities for these wells. Also, we are actively searching for other opportunities to increase our oil and gas reserves, including the evaluation of new prospects for exploratory and developmental drilling activities and potential acquisitions of proved oil and gas properties. Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during 2007.

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2007. These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2007
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	15,389	14,076	12,804	11,913
Louisiana	22,530	29,177	30,685	30,131
Austin Chalk (Trend)	2,011	1,802	1,728	1,663
Cotton Valley Reef Complex	7,697	7,582	6,957	6,467
Other	451	363	326	326
	48,078	53,000	52,500	50,500

Oil (Bbls):
Permian Basin	3,096	2,977	2,785	2,661
Louisiana	1,201	1,703	1,707	1,641
Austin Chalk (Trend)	1,672	1,604	1,543	1,533
Other	64	66	65	65
	6,033	6,350	6,100	5,900

Natural Gas Liquids (Bbls):
Permian Basin	199	165	163	163
Austin Chalk (Trend)	265	252	229	229
Other	47	33	33	33
	511	450	425	425

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to March 31, 2007. The settlement prices of commodity derivatives are based on NYMEX futures prices.

Collars:
	Gas			Oil
	MMBtu (a)	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
2nd Quarter 2007	459,000	$4.00	$5.18	141,000	$23.00	$25.20
3rd Quarter 2007	459,000	$4.00	$5.18	141,000	$23.00	$25.20
4th Quarter 2007	459,000	$4.00	$5.18	141,000	$23.00	$25.20
2008	1,279,000	$4.00	$5.15	392,000	$23.00	$25.07
	2,656,000			815,000

Swaps:

	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:
2nd Quarter 2007	2,600,000	$8.16	-	$-
3rd Quarter 2007	2,400,000	$8.34	75,000	$72.75
4th Quarter 2007	2,400,000	$8.34	225,000	$72.75
2008	6,300,000	$8.19	720,000	$65.60
	13,700,000		1,020,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

In July 2006, we terminated certain fixed-price oil swaps covering 225,000 barrels at a price of $80.45 per barrel, from April 2007 through December 2007, resulting in an aggregate loss of approximately $1.8 million, which will be paid to the counterparty monthly during 2007.

In January 2007, we also terminated certain fixed-price oil swaps covering 375,000 barrels at a price of $55.35 per barrel, from April 2007 through August 2007, resulting in an aggregate gain of approximately $6.5 million, which will be collected from the counterparty monthly during 2007.

Interest Rates

The following summarizes information concerning our net positions in open interest rate swaps applicable to periods subsequent to March 31, 2007.

	Principal	Fixed Libor
	Balance	Rates
Period:
April 1, 2007 to November 1, 2007	$50,000,000	5.19%
November 1, 2007 to November 1, 2008	$45,000,000	5.73%

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense).